Exhibit 99.1

PondelWilkinson Inc.
1880 Century Park East, Suite 350
Los Angeles, CA 90067

Investor Relations	T	(310) 279 5980
Strategic Public Relations	F	(310) 279 5988
	W	www.pondel.com

CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

NEWS RELEASE	Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

MONSTER BEVERAGE REPORTS 2014 SECOND QUARTER FINANCIAL RESULTS

— Second Quarter Net Sales Rise 8.9% to $687.2 million;

Net Income Increases 31.9% to $141.0 million —

Corona, CA — August 7, 2014 — Monster Beverage Corporation (NASDAQ:MNST) today reported financial results for the second quarter ended June 30, 2014.

2014 Second Quarter

Gross sales for the 2014 second quarter increased 7.6 percent to $779.0 million from $723.9 million in the same period last year.  Net sales for the three-months ended June 30, 2014 increased 8.9 percent to $687.2 million from $630.9 million in the same quarter a year ago.

Gross profit, as a percentage of net sales, for the 2014 second quarter was 55.2 percent, compared with 53.3 percent for the 2013 second quarter.  Operating expenses for the 2014 second quarter increased to $163.5 million from $156.8 million in the same quarter last year.  Operating expenses as a percentage of net sales decreased to 23.8 percent from 24.9 percent in the same quarter last year.

Distribution costs as a percentage of net sales were 4.4 percent for the 2014 second quarter, compared with 4.5 percent in the same quarter last year.

Selling expenses as a percentage of net sales for the 2014 second quarter were 10.5 percent, compared with 11.6 percent in the same quarter a year ago.

General and administrative expenses as a percentage of net sales were 8.8 percent for both the 2014 and 2013 second quarters.  Stock-based compensation (a non-cash item) was $8.1 million in the second quarter of 2014, compared with $7.4 million for the same period in 2013.

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Operating income for the 2014 second quarter increased 20.3 percent to $215.8 million from $179.4 million in the 2013 comparable quarter.

The effective tax rate for the 2014 second quarter was 34.7 percent, compared with 39.3 percent in the same quarter last year.  The decrease in the effective tax rate was primarily the result of profits earned in certain foreign subsidiaries that have no related income tax expense as the result of the prior establishment of valuation allowances on their deferred tax assets.

Net income for the 2014 second quarter increased 31.9 percent to $141.0 million from $106.9 million in the same quarter last year.  Net income per diluted share increased 31.5 percent to $0.81, from $0.62 per diluted share in the 2013 comparable quarter.

Net sales for the Company’s DSD segment for the 2014 second quarter increased 9.8 percent to $660.1 million from $601.0 million for the same period in 2013.

Gross sales to customers outside the United States rose to $180.2 million in the 2014 second quarter from $160.4 million in the corresponding quarter in 2013.

Factors Impacting Profitability

Results for the 2014 second quarter continue to be impacted by expenses related to regulatory matters and litigation concerning the advertising, marketing, promotion, ingredients, usage, safety and sale of the Company’s Monster Energy® brand energy drinks.  Such expenses were $7.9 million for the 2014 second quarter, compared to $4.2 million for the 2013 second quarter.

2014 Six Months

For the first six months of 2014, gross sales rose to $1.39 billion from $1.28 billion for the comparable period a year earlier.  Net sales for the first six months of 2014 increased to $1.22 billion from $1.12 billion in the same period in 2013.

Gross profit as a percentage of net sales was 54.5 percent for the first six months of 2014, compared with 52.8 percent for the same period in 2013.

Operating expenses for the six-months ended June 30, 2014, decreased to $301.4 million from $301.6 million in the same period last year.  Operating income increased to $364.7 million, from $286.7 million in the first six months of 2013.

Net income for the first six months of 2014 was $236.3 million, or $1.36 per diluted share, compared with $170.4 million, or $0.98 per diluted share, for the same period last year.

Rodney C. Sacks, Chairman and Chief Executive Officer, said: “We are pleased to report another quarter of continuing sales growth, in both our domestic and international markets.  In the quarter, sales of our original green Monster Energy® drink continued to grow in excess of reported growth for the energy category over that period.  We launched a new Monster Energy® Valentino Rossi energy drink that was positioned as a summer promotion in selected countries in Europe and South Africa, which has been well received by both retail buyers and consumers.  We also are proceeding with our plans to introduce Monster Energy® brand energy drinks in additional international markets.

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“We reiterate that our energy drinks are safe, based on both our and the industry’s long track record and the scientific evidence supporting the safety of our ingredients.  More than 50 billion cans of energy drinks have been sold and safely consumed worldwide over the past 25 years, including more than 12 billion Monster Energy® brand energy drinks over the past 12 years,” Sacks added.

Investor Conference Call

The Company will host an investor conference call today, August 7, 2014, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.monsterbevcorp.com in the “Events & Presentations” section.  For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on the website.

Monster Beverage Corporation

Based in Corona, California, Monster Beverage Corporation is a holding company and conducts no operating business except through its consolidated subsidiaries.  The Company’s subsidiaries market and distribute energy drinks and alternative beverages including Monster Energy® brand energy drinks, Monster Energy Extra Strength Nitrous Technology® brand energy drinks, Java Monster® brand non-carbonated coffee + energy drinks, X-Presso Monster® brand non-carbonated espresso energy drinks, M3® Monster Energy® Super Concentrate energy drinks, Monster Rehab® non-carbonated energy drinks with electrolytes, Muscle Monster® Energy Shakes, Übermonster® energy drinks, and Peace Tea® iced teas, as well as Hansen’s® natural sodas, apple juice and juice blends, multi-vitamin juices, Junior Juice® beverages, Blue Sky® beverages, Hubert’s® Lemonades and PRE® Probiotic drinks.  For more information, visit www.monsterbevcorp.com.

Note Regarding Use of Non-GAAP Measures

Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

Caution Concerning Forward-Looking Statements

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to our future operating results and other future events including revenues and profitability.  Management cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of the Company, that could cause actual

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results and events to differ materially from the statements made herein.  Such risks and uncertainties include, but are not limited to, the following: unanticipated litigation concerning the Company’s products; changes in consumer preferences; changes in demand due to both domestic and international economic conditions; activities and strategies of competitors, including the introduction of new products and competitive pricing and/or marketing of similar products; actual performance of the parties under new distribution agreements; potential disruptions arising out of the transition of certain territories to new distributors; changes in sales levels by existing distributors; unanticipated costs incurred in connection with the termination of existing distribution agreements or the transition to new distributors; changes in the price and/or availability of raw materials; other supply issues, including the availability of products and/or suitable production facilities; product distribution and placement decisions by retailers; changes in governmental regulation; our ability to satisfy all criteria set forth in any U.S. model energy drink guidelines, including, without limitation, those adopted by the American Beverage Association, of which we are a member, and the impact on us of such guidelines; the imposition of new and/or increased excise and/or sales or other taxes on our products; criticism of energy drinks and/or the energy drink market generally; the impact of proposals to limit or restrict the sale of energy drinks to minors and/or persons below a specified age and/or restrict the venues and/or the size of containers in which energy drinks can be sold; political, legislative or other governmental actions or events, including the outcome of any state attorney general and/or government or quasi-government agency inquiries, in one or more regions in which we operate.  For a more detailed discussion of these and other risks that could affect our operating results, see the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER INFORMATION

FOR THE THREE- AND SIX-MONTHS ENDED JUNE 30, 2014 AND 2013

(In Thousands, Except Per Share Amounts) (Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2014	2013	2014	2013
Gross sales, net of discounts & returns*	$778,956	$723,887	$1,392,679	$1,278,838
Less: Promotional and other allowances**	91,757	92,953	169,350	163,680

Net sales	687,199	630,934	1,223,329	1,115,158
Cost of sales	307,911	294,672	557,222	526,857

Gross profit	379,288	336,262	666,107	588,301
Gross profit margin as a percentage of net sales	55.2%	53.3%	54.5%	52.8%

Operating expenses	163,475	156,835	301,430	301,569
Operating expenses as a percentage of net sales	23.8%	24.9%	24.6%	27.0%

Operating income	215,813	179,427	364,677	286,732
Operating income as a percentage of net sales	31.4%	28.4%	29.8%	25.7%

Other income (expense):
Interest and other income (expense), net	190	(3,468)	345	(7,940)
(Loss) gain on investments and put options, net	(12)	66	(13)	2,637
Total other income (expense)	178	(3,402)	332	(5,303)

Income before provision for income taxes	215,991	176,025	365,009	281,429

Provision for income taxes	74,988	69,152	128,755	111,060

Net income	$141,003	$106,873	$236,254	$170,369
Net income as a percentage of net sales	20.5%	16.9%	19.3%	15.3%

Net income per common share:
Basic	$0.84	$0.64	$1.41	$1.03
Diluted	$0.81	$0.62	$1.36	$0.98

Weighted average number of shares of common stock and common stock equivalents:
Basic	167,098	166,447	167,006	165,988
Diluted	173,964	173,350	173,869	172,992

Case sales (in thousands) (in 192-ounce case equivalents)	65,587	61,615	117,514	109,364
Average net sales per case	$10.48	$10.24	$10.41	$10.20

* Gross sales is used internally by management as an indicator of and to monitor operating performance, including sales performance of particular products, salesperson performance, product growth or declines and overall Company performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. We therefore believe that the presentation of gross sales provides a useful measure of our operating performance. Gross sales is not a measure that is recognized under GAAP and should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies, as gross sales has been defined by our internal reporting practices. In addition, gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from certain customers.

** Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, our definition of promotional and other allowances may not be comparable to similar items presented by other companies. Promotional and other allowances primarily include consideration given to the Company’s distributors or retail customers including, but not limited to the following: (i) discounts granted off list prices to support price promotions to end-consumers by retailers; (ii) reimbursements given to the Company’s distributors for agreed portions of their promotional spend with retailers, including slotting, shelf space allowances and other fees for both new and existing products; (iii) the Company’s agreed share of fees given to distributors and/or directly to retailers for advertising, in-store marketing and promotional activities; (iv) the Company’s agreed share of slotting, shelf space allowances and other fees given directly to retailers; (v) incentives given to the Company’s distributors and/or retailers for achieving or exceeding certain predetermined sales goals; (vi) discounted or free products; (vii) contractual fees given to the Company’s distributors related to sales made by the Company direct to certain customers that fall within the distributors’ sales territories; and (viii) commissions paid to our customers. The presentation of promotional and other allowances facilitates an evaluation of their impact on the determination of net sales and the spending levels incurred or correlated with such sales. Promotional and other allowances constitute a material portion of our marketing activities. The Company’s promotional allowance programs with its numerous distributors and/or retailers are executed through separate agreements in the ordinary course of business. These agreements generally provide for one or more of the arrangements described above and are of varying durations, ranging from one week to one year.

MONSTER BEVERAGE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2014 AND DECEMBER 31, 2013

(In Thousands, Except Par Value) (Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$373,051	$211,349
Short-term investments	453,969	402,247
Accounts receivable, net	395,460	291,638
Distributor receivables	3,332	4,542
Inventories	207,908	221,449
Prepaid expenses and other current assets	25,594	21,376
Prepaid income taxes	7,115	9,518
Deferred income taxes	20,924	20,924
Total current assets	1,487,353	1,183,043

INVESTMENTS	51,682	9,792
PROPERTY AND EQUIPMENT, net	91,218	88,143
DEFERRED INCOME TAXES	63,443	63,611
INTANGIBLES, net	66,351	65,774
OTHER ASSETS	8,972	10,146
Total Assets	$1,769,019	$1,420,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$155,776	$119,376
Accrued liabilities	80,792	59,113
Accrued promotional allowances	130,807	99,470
Deferred revenue	14,317	13,832
Accrued compensation	10,310	14,864
Income taxes payable	12,839	9,359
Total current liabilities	404,841	316,014

DEFERRED REVENUE	108,547	112,216

STOCKHOLDERS’ EQUITY:
Common stock - $0.005 par value; 240,000 shares authorized; 206,364 shares issued and 167,171 outstanding as of June 30, 2014; 206,014 shares issued and 166,822 outstanding as of December 31, 2013	1,032	1,030
Additional paid-in capital	394,612	368,069
Retained earnings	2,083,579	1,847,325
Accumulated other comprehensive loss	(621)	(1,233)
Common stock in treasury, at cost; 39,193 and 39,192 shares as of June 30, 2014 and December 31, 2013, respectively	(1,222,971)	(1,222,912)
Total stockholders’ equity	1,255,631	992,279
Total Liabilities and Stockholders’ Equity	$1,769,019	$1,420,509